Exhibit 10.18
MANAGEMENT RIGHTS AGREEMENT
     THIS MANAGEMENT RIGHTS AGREEMENT (this “Agreement”) is effective as of ____________ __, 2010 (the “Effective Date”), by and among CRQP III AIV, L.P., a Delaware limited partnership (“CRQP III”), CRP IV-A AIV, L.P., a Delaware limited partnership (“CRP IV”), CRQP IV AIV, L.P., a Delaware limited partnership (“CRQP IV”), Carlyle Realty Qualified Partners II (a), L.P., a Delaware limited partnership (“CRQP II-A”), Carlyle Realty Qualified Partners II, L.P. (“CRQP II”), the Carlyle Limited Partners (as defined below), CoreSite Realty Corporation , a Maryland corporation (the “Corporation”) and CoreSite, L.P., a Delaware limited partnership (the “Company”).
RECITALS
     Whereas, as of the Effective Date, each of CRQP III, CRP IV, CRQP IV, CRQP II-A and CRQP II (collectively, the “Partnerships” and each a “Partnership”) indirectly, through one or more wholly owned entities controlled by the relevant Partnership (each a “Holdco”), owns limited partnership interests in the Company (the “Interests”);
     Whereas, the Corporation is the general partner of the Company;
     Whereas, the Corporation and the Company wish to provide the Partnerships with certain rights with regard to the Interests held by the Partnerships;
     Whereas, pursuant to the terms of the Partnership Agreement, the Carlyle Limited Partners are entitled to nominate one or more directors to serve as members of the Corporation Board;
     Whereas, the Carlyle Limited Partners wish to assign such nomination rights to the Partnerships and the Partnerships wish to accept such rights; and
     Whereas, the Partnership has requested to be granted, and the Corporation and the Company have agreed to grant to each of the Partnerships, the right to review the books and records of the Corporation and the Company and the books and records of their subsidiaries and to consult with and advise management of the Corporation and the Company and their subsidiaries regarding operations.
AGREEMENT
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
          1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:
               a. “Corporation Board” means the board of directors of the Corporation.

               b. “Carlyle Limited Partners” shall mean the “Carlyle Limited Partners” as defined in the Partnership Agreement.
               c. “Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Company dated of even date herewith by and among the Corporation and the limited partners of the Company.
               d. “Shares” means shares of common stock of the Corporation, $0.01 par value per share.
          2. Nomination Rights.
               a. For so long as the Carlyle Limited Partners have the right under the Partnership Agreement to nominate at least two directors to serve on the Corporation Board, the Carlyle Limited Partners hereby (i) assign to CRQP IV the right to nominate one such director to serve on the Corporation Board (the “CRQP IV Nominee”) and (ii) assign to CRP IV the right to nominate one such director to serve on the Corporation Board (“CRP IV Nominee”).
               b. For any period during which the Carlyle Limited Partners do not have the right under the Partnership Agreement to nominate at least two directors to serve on the Corporation Board, but have the right to nominate one director to serve on the Corporation Board, the Carlyle Limited Partners hereby assign the right to nominate such director to serve on the Corporation Board to CRP IV, provided, however, that (i) CRP IV may assign this right in its discretion to CRQP IV and (ii) if CRP IV has ceased to hold, directly or indirectly though one or more Holdcos, an Interest and does not, directly or indirectly through one or more Holdcos, hold Shares, then this right shall automatically be assigned to CRQP IV.
               c. The Corporation hereby acknowledges and agrees to the rights granted to the Partnerships as a result of assignment from the Carlyle Limited Partners.
               d. CRQP IV hereby designates                      to serve as the CRQP IV Nominee, if applicable, and CRP IV hereby designates                      to serve as the CRP IV Nominee, if applicable. If either such nominee shall be unable or unwilling to serve prior to his or her election or appointment to the Corporation Board, the relevant Partnership shall be entitled to nominate a replacement who shall then be the respective CRQP IV Nominee or CRP IV Nominee, as applicable, for the purposes of this Agreement. If, following election or appointment to the Corporation Board, the CRQP IV Nominee or the CRP IV Nominee shall resign or be removed for cause or be unable to serve by reason of death or disability, the relevant Partnership shall, within 30 days of such event, notify the respective Corporation Board in writing of a replacement, and each party hereto shall take such steps within its authority as may be necessary to elect or appoint such replacement to the Corporation Board to fill the unexpired term of the respective nominee.
               e. With respect to the CRQP IV Nominee and the CRP IV Nominee, the Carlyle Limited Partners agree to (i) vote (at any regular or special meeting of the Corporation) or cause its direct and indirect subsidiaries to vote all of their Shares then beneficially owned by it (whether so beneficially owned as of the date hereof or hereafter acquired) in favor of, or otherwise to consent to the election or appointment of the CRQP IV

Nominee and CRP IV Nominee, as applicable; and (ii) take all other actions necessary and appropriate (whether by vote or consent or otherwise) to cause the election or appointment of the CRQP IV Nominee and CRP IV Nominee, as applicable to the Corporation Board.
               f. Subject to the Corporation’s compliance with the rights of the stockholders of the Corporation to remove a director in accordance with the Corporation’s Charter and the Maryland General Corporation Law, each party hereto agrees not to take any action without the written consent of the relevant Partnership, which consent may be given or withheld in the Partnership’s sole discretion, to remove, whether or not for cause, the CRQP IV Nominee or CRP IV Nominee, as applicable, from the Corporation Board following his or her election thereto, including, without limitation, by decreasing the size of the Corporation Board such that there are an insufficient number of directors on the Corporation Board to permit the Partnership to exercise its nomination rights pursuant to this Section 2.
          3. Proxy. For so long as this Agreement is in effect, if a Carlyle Limited Partner fails or refuses to vote or cause its subsidiaries to vote the Shares as provided in Section 2 hereof, without further action by any party, CRP IV shall have an irrevocable proxy to vote such Shares in accordance with this Agreement, and each of the Carlyle Limited Partners hereby grants to CRP IV such irrevocable proxy, provided that for any period in which CRP IV does not hold, directly or indirectly through one or more Holdcos, any Interests and any Shares, such irrevocable proxy is hereby granted to CRQP IV.
          4. Inspection Rights; Consultation Rights.
               a. The Company and the Corporation covenant that, subject to termination under Section 5.c., so long as the Partnerships continue to beneficially own, directly or indirectly through one or more Holdcos, any Interests or any Shares, the Company and the Corporation will permit such party, as the case may be, and their respective representatives to (i) from time-to-time visit and inspect, at their respective expense, any of the properties of the Company, the Corporation and/or their subsidiaries to examine the corporate books, contracts, commitments, reports, work papers, and records relating to such entities or their respective properties, assets, and businesses, including management’s projections with respect thereto, and to make copies or extracts therefrom, and (ii) consult with and advise the management of the Company, the Corporation and their subsidiaries at their respective places of business, upon reasonable notice at reasonable times from time to time, on all matters relating to the operation, finances and accounts of the Company, the Corporation and their subsidiaries. Management of the Company, the Corporation and their subsidiaries shall have an obligation to reasonably consider the advice and recommendations offered by the Partnerships; however, neither the Corporation nor the Company shall have any obligation to comply with any advice or recommendations offered by the Partnerships in any consultation referred to above.
               b. The Partnerships agree that they shall maintain in confidence and not disclose to any third party (other than any of their affiliates or any affiliates of TC Group, L.L.C., and their officers, employees, consultants and advisors, who shall also be subject to the confidentiality restrictions herein) any confidential or proprietary information or trade secrets of or relating to the Company, the Corporation or their subsidiaries that was learned or acquired by the Partnerships in connection with the exercise of their rights under this Section 4. Nothing in this Section 4(b) shall prohibit any person or entity from (i) responding to a lawful and valid subpoena or other legal process or (ii) disclosing information that has previously been published in a form generally available to the public.
               c. The Partnerships hereby acknowledge that they are aware that the United States securities laws prohibit any person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such other person is likely to purchase or sell such securities.
          5. Miscellaneous.
               a. Each party hereto agrees to execute and deliver such documents and take such further actions as may be necessary or desirable to effect the purposes and objectives of this Agreement.
               b. Subject to subsection (f), this Agreement may not be amended or modified except by a written instrument signed by each of the parties hereto. The waiver by any party of such party’s rights under this Agreement in any particular instance or instances, whether intentional or otherwise, shall not be considered as a continuing waiver which would prevent subsequent enforcement of such rights or of any other rights.
               c. The parties acknowledge that they have entered into this Agreement in connection with the reorganization of the predecessor entities to the Company and the Corporation and in connection with the initial public offering of shares of common stock of the Corporation. The parties agree that this Agreement shall automatically terminate on the date that the Carlyle Limited Partners (and any of their affiliates and any of their transferees that are affiliates of TC Group, L.L.C.) cease to hold, in the aggregate, a number of Interests and Shares that is at least 5% of the total number of outstanding Shares (assuming all Interests are exchanged for Shares). In addition, this Agreement shall automatically terminate with respect to a Partnership when such Partnership no longer beneficially owns, directly or indirectly through one or more Holdcos, any Interests and any Shares. For the avoidance of doubt, except as expressly provided herein, the termination of this Agreement with respect to one of the Partnerships, as provided in the immediately preceding sentence, shall not affect the rights hereunder of the other Partnerships.
               d. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by recognized overnight delivery service, return receipt requested, to the following parties at the following addresses or to such other parties and at such other addresses as shall be specified by like notices:
if to a Partnership, to such Partnership at:
c/o The Carlyle Group
1001 Pennsylvania Avenue, NW
Washington, DC 20004
Attention: R. Rainey Hoffman

with a copy to:
Latham & Watkins LLP
555 Eleventh Street, N.W.
Suite 1000
Washington, D.C. 20004
Attn: David Della Rocca
if to a Carlyle Limited Partner, to such Carlyle Limited
Partner at:
c/o The Carlyle Group
1001 Pennsylvania Avenue, NW
Washington, DC 20004
Attention: R. Rainey Hoffman
with a copy to:
Latham & Watkins LLP
555 Eleventh Street, N.W.
Suite 1000
Washington, D.C. 20004
Attn: David Della Rocca
if to the Corporation or the Company at their respective
registered office.
with a copy to:

Latham & Watkins LLP
555 Eleventh Street, N.W.
Suite 1000
Washington, D.C. 20004
Attn: David Della Rocca
Notice so given shall be deemed to be given and received on the second business day after sending by recognized overnight delivery service, return receipt requested.
               e. The parties acknowledge and agree that the breach of the provisions of this Agreement by any party could not be adequately compensated with monetary damages, and the parties hereto agree, accordingly, that injunctive relief and specific performance shall be appropriate remedies to enforce the provisions of this Agreement and waive any claim or defense that there is an adequate remedy at law for such breach; provided, however, that nothing herein shall limit the remedies herein, legal or equitable, otherwise available and all remedies herein are in addition to any remedies available at law or otherwise.

               f. The aforementioned rights are intended to satisfy the requirement of management rights for purposes of qualifying the Partnerships’ investment through the Holdcos in the Company as a “venture capital investment” for purposes of the Department of Labor “plan assets” regulation, 29 C.F.R. § 2510.3-101 (the “Plan Assets Regulation”). In the event additional interpretations of the term “management rights” within the meaning of the Plan Assets Regulation are issued by the Department of Labor or a court of competent jurisdiction which result in the aforementioned rights not being satisfactory for such purposes, the parties will reasonably cooperate in good faith to agree upon mutually satisfactory management rights that will satisfy such regulations. Notwithstanding subsection (c) above, and without limiting the foregoing, the parties agree that this Agreement shall not terminate with respect to a Partnership if such Partnership reasonably determines that the continuation of this Agreement is or may reasonably be expected to be necessary for such Partnership to avoid holding “plan assets” for purposes of the Plan Assets Regulation. In such circumstance, this Agreement shall remain in effect with respect to such Partnership for so long as such Partnership reasonably determines to be necessary for such Partnership to avoid holding “plan assets” for purposes of the Plan Assets Regulation.
               g. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.
               h. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, their heirs, administrators, executors, successors and assigns. The Partnerships may assign their rights and interest in this Agreement to any of its affiliates without need for the consent of any other party hereto, and each of such other parties agrees that it will acknowledge such an assignment upon the request by such Partnership.
               i. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.
               j. The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, excluding any laws thereof which would direct application of law of another jurisdiction.
               k. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, with the same effect as if each party had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.
               l. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

[signature pages follow]

               IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

CRP IV-A AIV, L.P.
By:	CRP IV-A AIV GP, L.P., its general partner
By:	CRP IV-A AIV GP, L.L.C., its general partner
By:	TC Group, L.L.C., its managing member
By:	TCG Holdings, L.L.C., its managing member

By:
Name:
Title:

CRQP IV AIV, L.P.
By:	CRQP IV AIV GP, L.P., its general partner
By:	CRQP IV AIV GP, L.L.C., its general partner
By:	TC Group, L.L.C., its managing member
By:	TCG Holdings, L.L.C., its managing member

By:
Name:
Title:

CRQP III AIV, L.P.
By:	CRQP III AIV GP, L.P., its general partner
By:	CRQP III AIV GP, L.L.C., its general partner
By:	TC Group, L.L.C., its managing member
By:	TCG Holdings, L.L.C., its managing member

By:
Name:
Title:

CARLYLE REALTY QUALIFIED PARTNERS II(A), L.P.

By:	Carlyle Realty II, L.P., its general partner

By:
Name:
Title:

CARLYLE REALTY QUALIFIED PARTNERS II, L.P.
By:	Carlyle Realty II, L.P., its general partner

By:
Name:
Title:

[CARLYLE LIMITED PARTNER]
By:	[ ]

By:
Name:
Title:

CORESITE, L.P.
By:	CoreSite Realty Corporation,
Its general partner

By:
	Name:	Thomas Ray
	Title:	President and Chief Executive Officer

CORESITE REALTY CORPORATION
By:
	Name:	Thomas Ray
	Title:	President and Chief Executive Officer